2020 Annual Statement of Servicer Compliance (Item 1123)

Per the applicable Servicing Agreement for each of the transactions listed on Schedule I hereto, the undersigned, a duly authorized officer of 3650 REIT Loan Servicing LLC, in its capacity as special servicer (the “Special Servicer”) hereby certifies, as follows and as for the period reflected on Schedule I hereto (the “Reporting Period”):

a)     A review of 3650 REIT Loan Servicing LLC's activities during the Reporting Period and of its performance under the applicable Servicing Agreement has been made under such officer's supervision; and

b)     To the best of my knowledge, based on such review, 3650 REIT Loan Servicing LLC has fulfilled all of its obligations under the applicable Servicing Agreement in all material respects throughout the Reporting Period.

Certified by: /s/ Peter LaPointe

Peter LaPointe,

as Managing Partner of Special Servicer

Dated as of March 1, 2021

Schedule I

Depositor	Transaction	Servicing Agreement	Servicing Agreement Date	Reporting Period	Exceptions to Coverage	Special Servicer
Credit Suisse Commercial Mortgage Securities Corp.	Credit Suisse Commercial Mortgage Securities Corp., Credit Suisse Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates Series 2019-C15 (CSAIL 2019-C15)	Pooling and Servicing Agreement	March 1, 2019	April 8, 2020- December 31, 2020	N/A	3650 REIT Loan Servicing LLC
Credit Suisse Commercial Mortgage Securities Corp.	Credit Suisse Commercial Mortgage Securities Corp., Credit Suisse Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates Series 2019-C17 (CSAIL 2019-C17)	Pooling and Servicing Agreement	September 1, 2019	April 21, 2020- December 31, 2020	N/A	3650 REIT Loan Servicing LLC
Credit Suisse Commercial Mortgage Securities Corp.	Credit Suisse Commercial Mortgage Securities Corp., Credit Suisse Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates Series 2020-C19 (CSAIL 2020-C19)	Pooling and Servicing Agreement	March l, 2020	March 1, 2020- December 31, 2020	N/A	3650 REIT Loan Servicing LLC
Credit Suisse Commercial Mortgage Securities Corp.	Credit Suisse Commercial Mortgage Securities Corp., Credit Suisse Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates Series 2020-TMIC (CSMC 2020-TMIC)	Trust and Servicing Agreement	December 2, 2020	December 2, 2020- December 31, 2020	N/A	3650 REIT Loan Servicing LLC